Exhibit 1.2

Pricing Agreement

NatWest Markets Plc

36 St Andrew Square

Edinburgh, EH2 2YB

United Kingdom

Goldman Sachs International

Plumtree Court, 25 Shoe Lane

London EC4A 4AU

United Kingdom

RBC Europe Limited

100 Bishopsgate

London EC2N 4AA

United Kingdom

(As Underwriters)

March 9, 2021

Ladies and Gentlemen:

NatWest Group plc, a public limited company incorporated under the laws of, and registered in, Scotland (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated March 9, 2021 (the “Underwriting Agreement”) among the Company on the one hand and the several Underwriters on the other hand, to issue and sell to the Underwriters (the “Underwriters”), or to purchasers procured by them, the securities specified in Schedule II hereto (the “Contingent Capital Notes”).

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Disclosure Package and/or the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Disclosure Package and/or the Prospectus (each as therein defined), as the case may be, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Disclosure Package and/or the Prospectus (as amended or supplemented), as the case may be, relating to the Contingent Capital Notes which are the subject of this Pricing Agreement. Each reference to the Underwriters herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Contingent Capital Notes, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein (including Schedules I and II hereto) and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, or to purchasers procured by them, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, or to procure purchasers to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Contingent Capital Notes set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us one counterpart hereof, and upon acceptance hereof by each of you, this letter and such acceptances hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

The Underwriters agree as among themselves that they will be bound by and will comply with the Master Agreement Among Underwriters dated March 5, 2020 governing the relationship among NatWest Markets Securities Inc. and the underwriters parties thereto (the “Agreement Among Underwriters”) with respect to the Contingent Capital Notes and further agree that (so far as the context permits) references in the Agreement Among Underwriters to “Underwriter” shall refer to the Underwriters herein.

[The rest of this page is intentionally left blank.]

Very truly yours,

NATWEST GROUP PLC
By:	/s/ Donal Quaid
Name: Donal Quaid
Title: NatWest Group Treasurer

[The rest of this page is intentionally left blank]

[Signature page to the Pricing Agreement]

Accepted as of the date hereof:

GOLDMAN SACHS INTERNATIONAL

By:	/s/ Alvaro Camara
Name: Alvaro Camara
Title: Managing Director

NATWEST MARKETS PLC

By:	/s/ Hayward H. Smith
Name: Hayward H. Smith
Title: Authorized Signatory

RBC EUROPE LIMITED

By:	/s/ Ivan Browne
Name: Ivan Browne
Title: Duly Authorized Signatory

[Signature page to the Pricing Agreement]

SCHEDULE I

		Principal Amount of Contingent Capital Notes to be Purchased

Goldman Sachs International		£60,000,000
NatWest Markets Plc		£280,000,000
RBC Europe Limited		£60,000,000
	Total:	£400,000,000

SCHEDULE II

Capitalized terms used herein, unless otherwise stated, shall have the meaning set forth in the Underwriting Agreement.

Title of Contingent Capital Notes:

4.500% Reset Perpetual Subordinated Contingent Convertible Additional Tier 1 Capital Notes (the “Contingent Capital Notes”)

Aggregate principal amount of Contingent Capital Notes:

£400,000,000 principal amount of the Contingent Capital Notes

Price to Public:

100.000% of the principal amount of the Contingent Capital Notes

Purchase Price by Underwriters:

99.325% of the principal amount of the Contingent Capital Notes

Underwriting Commission:

0.675% for the Contingent Capital Notes

Form of Securities:

Book-entry only form represented by one or more global notes deposited with a custodian for Euroclear Bank SA/NV and Clearstream Banking, S.A., as the case may be.

Specified funds for payment of purchase price:

Wire transfer of immediately available funds

Applicable time:

10:35 a.m. (New York time), March 9, 2021

Time of Delivery:

9:30 a.m. (New York time), March 12, 2021

Indenture:

Contingent Convertible Securities Indenture dated as of August 10, 2015, between the Company and The Bank of New York Mellon, acting through its London Branch, as Trustee, as amended and supplemented by the Fifth Supplemental Indenture dated as of August 19, 2020 and one or several supplemental indentures to be dated on or around March 12, 2021.

1

Issue Date

March 12, 2021

Maturity Date:

The Contingent Capital Notes are perpetual securities and have no fixed maturity date.

Interest Rate for the Contingent Capital Notes:

Initial Interest Rate: 4.500% per annum payable quarterly in arrear from (and including) the Issue Date to (but excluding) First Reset Date. Subsequent Interest Rate: From and including the First Reset Date and each Reset Date thereafter to but excluding the next succeeding Reset Date, interest will accrue on the Contingent Capital Notes at a rate per annum equal to the sum of the applicable Reference Bond Rate on the relevant Reset Determination Date and 3.992%, converted to a quarterly rate in accordance with market convention (rounded to three decimal places, with 0.005 being rounded down).

Reset Date:

The First Reset Date and every fifth anniversary thereafter.

Reset Determination Date:

The second Business Day immediately preceding each Reset Date.

Reference Bond Rate:

The determination of the applicable Reference Bond Rate is subject to the provisions set forth under “Description of the Contingent Capital Notes—Interest” in the Preliminary Prospectus Supplemented dated March 9, 2021, Final Prospectus Supplement dated on or about March 9, 2020 and Base Prospectus dated December 9, 2021.

Business Day:

Any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorised or required by law or regulation to close in the City of New York or in the City of London, England.

Interest Payment Dates:

Interest will be paid on the Contingent Capital Notes on March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 2021.

Interest Record Dates:

Interest will be paid on the Contingent Capital Notes to holders of record of each Note in respect of the principal amount thereof outstanding on the close of business of the relevant Clearing System immediately preceding each Interest Payment Date (or, if the

2

Contingent Capital Notes are held in definitive form, the 15th day preceding each Interest Payment Date).

Redemption Provisions:

The Contingent Capital Notes may be redeemed as described in the Prospectus.

U.K. Bail-In power:

The Contingent Capital Notes may be subject to the U.K. bail-in power as described in the Prospectus.

Sinking Fund Provisions:

No sinking fund provisions.

Closing location for delivery of Contingent Capital Notes:

Offices of Davis Polk & Wardwell London LLP, 5 Aldermanbury Square
London EC2V 7HR, United Kingdom

Names and addresses of the underwriters:

NatWest Markets Plc, 36 St Andrew Square, Edinburgh, EH2 2YB, United Kingdom

Goldman Sachs International, Plumtree Court, 25 Shoe Lane, London EC4A 4AU, United Kingdom

RBC Europe Limited, 100 Bishopsgate, London EC2N 4AA, United Kingdom

ISIN:

XS2315966742

Stock Exchange Listing:

Application has been made to the London Stock Exchange for the Contingent Capital Notes to be admitted to trading onto the International Securities Market.

Other Terms:

The Contingent Capital Notes will have additional terms as more fully described in the Disclosure Package and the Prospectus and shall be governed by the Indenture.

3